CUSIP No.  193369210                                 Page   7   of    8   Pages


                            EXHIBIT 1 TO SCHEDULE 13D


MANAGING DIRECTORS AND MEMBERS OF THE SUPERVISORY BOARD OF WANDEL & GOLTERMANN MANAGEMENT HOLDING GMBH

         The information set forth below is provided with respect to the Managing Directors (Geschaftsfuhrer) and members of the Supervisory Board (Aufsichtsratmitglieder) of Wandel & Goltermann Management Holding GmbH ("WG Holding" or the "Reporting Person"). Each of these individuals is a citizen of the Federal Republic of Germany.


NAME AND BUSINESS OR RESIDENCE                    PRESENT POSITION WITH           PRESENT PRINCIPAL OCCUPATION/
        ADDRESS                                        WG HOLDING                            EMPLOYMENT

ALBRECHT WANDEL                                Chief Executive Officer and        Chief Executive Officer and
Wandel & Goltermann                                 Managing Director             Managing Director of WG
  Management Holding GmbH                                                         Holding
Box 1262
D-72795 Eningen u.A.
Germany


PETER WAGNER                                   Executive Vice President and       Executive Vice President and
Wandel & Goltermann                                 Managing Director             Managing Director of WG
  Management Holding GmbH                                                         Holding
Box 1262,
D-72795 Eningen u.A.
Germany

ROLF SCHMID                                    Chief Financial Officer and        Chief Financial Officer and
Wandel & Goltermann                                 Managing Director             Managing Director of WG
  Management Holding GmbH                                                         Holding
Box 1262
D-72795 Eningen u.A.
Germany

FRANK GOLTERMANN                               Member of Supervisory Board        Retired
Wandel & Goltermann
  Management Holding GmbH
Box 1262
D-72795 Eningen u.A.
Germany

JOACHIM SIMMROSS                               Member of Supervisory Board        Managing Director of Hannover
Hannover Finanz GmbH                                                              Finanz GmbH (an institutional
Leisewitzstrasse 37b                                                              finance and investment company)
D-30175 Hannover
Germany



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CUSIP No.  193369210                                 Page   8   of    8   Pages


Prof. Dr. Gerhard Zeidler                      Member of Supervisory Board        Chief Executive Officer and
DEKRA e.V.                                                                        Managing Director of DEKRA
Handwerkstrasse 15                                                                e.V. (Testing and controlling
D-70565 Stuttgart                                                                 institution)
Germany

Dietrich Elias                                 Member of Supervisory Board        Retired
Im Malerwinkel 6
D-53604 Bad Honnef
Germany

Kurt Dieter Karl Walper                        Member of Supervisory Board        Retired
Boschstrasse 22
D-72336 Balingen
Germany